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                                                               Exhibit (11)(c)

                             DRINKER BIDDLE & REATH
                               1345 Chesnut Street
                             Philadelphia, PA 19107

                                February 27, 1996

Trust for Federal Securities
Bellevue Park Corporate Center
103 Bellevue Parkway, Suite 152
Wilmington, Delaware 19809

             Re: Post-Effective Amendment No. 41 to Registration Statement on Form N-1A for Trust for Federal Securities (Registration No. 2-53808)

Gentlemen:

             We have acted as counsel for Trust for Federal Securities, a Pennsylvania corporation (the "Fund"), and have been informed by the Fund (the "Fund") of the registration of 2,897,704,698 units of beneficial interest of the Fund ("Portfolio Shares"), pursuant to Post-Effective Amendment No. 41 to the Fund's Registration Statement under the Securities Act of 1933. The registration of such Shares has been made in reliance upon Rule 24e-2 under the Investment Company Act of 1940. The Fund is an open-end investment company authorized to issue an unlimited number of Portfolio Shares, without par value, at all times during the fiscal year ended October 31, 1995 and remains so classified as of the date of this opinion. We have reviewed the Fund's Charter, its By-Laws, resolutions adopted by its Board of Trustees and such other legal and factual matters as we have deemed appropriate.

             On the basis of the foregoing, we are of the opinion that the foregoing shares of the Fund when issued for payment as described in the Fund's Prospectuses, will be validly issued, fully paid and non-assessable by the Fund.

             We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 41 to the Fund's Registration Statement.

                                                     Very truly yours,

                                                     DRINKER BIDDLE & REATH

                                                     DRINKER BIDDLE & REATH